Exhibit 10.12

Date: October 12, 2010

To:	ARCOS DORADOS BV

c/o Arcos Dorados Argentina S.A.

Attn: Miguel Sanchez de Bustamante; Diego Pace; Julieta Nalband

Roque Saenz Peña 432

Olivos - Buenos Aires

Argentina - B1636FFB

Subject: NON-DELIVERABLE CROSS CURRENCY SWAP TRANSACTION

Ref Number:

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 1998 ISDA FX and Currency Option Definitions and Annex A to the 1998 FX and Currency Options Definitions, as amended (the “FX Definitions”), each as published by the International Swaps and Derivatives Association, Inc., and the Agreement (as defined below) are incorporated into this Confirmation.

In the event of any inconsistency between the definitions and provisions in this Confirmation, the definitions and provisions in the Agreement, the definitions and provisions in the FX Definitions, and/ or the definitions and provisions in the 2006 Definitions, they will prevail in this order respectively.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA 2002 Master Agreement dated as of August 1, 2007, as amended and supplemented from time to time (the “Agreement”), between Arcos Dorados BV (“Party B”) and Banco Santander, S.A. (“Party A”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1.	Terms and conditions of the Transaction.

A. General Terms: The terms and conditions of the particular Transaction to which this Confirmation relates are as follows:

Part I. Transaction Terms:

Trade Date:	January 6, 2009.

Effective Date:	January 6, 2009.

Termination Date:	November 10, 2013, subject to adjustment in accordance with the Modified Following Business Day Convention.

Reset Dates:	First day of each Floating Rate Payer Calculation Period.

Initial Calculation Period Reset Date:	November 10, 2008.

Exchange Rate at Trade Date:	BRL/USD 2.1990.

Fixed Amounts:

Fixed Rate Payer:	Party B.

Fixed Rate Payer Notional Amount:	The “BRL Notional Amount” as specified in Annex A, and as adjusted from time to time pursuant to Paragraph 1(B) of this Confirmation.

Fixed Rate:	11.55% per annum.

Fixed Rate Payer Payment Dates:	Each Period End Date set forth on Annex A and the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate Day Count Fraction:	Actual/360.

Floating Amounts:

Floating Rate Payer:	Party A.

Floating Rate Payer Notional Amount:	The “USD Notional Amount” as specified in Annex A, and as adjusted from time to time pursuant to Paragraph 1(B) of this Confirmation.

Floating Rate Option:	USD-LIBOR-BBA.

Designated Maturity:	3 months.

Floating Rate for Initial Calculation Period:	2.69875%. For the avoidance of doubt, the first Calculation Period will mean the period from, and including, November 10, 2008, to, but excluding, May 10, 2009.

Floating Rate Payer Payment Dates:	Each Period End Date set forth on Annex A and the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention,

Floating Rate Day Count	Actual/360.

Fraction:

Principal Exchange

Initial Exchange:	None.

Interim Exchanges:

Interim Exchange Dates:	Each Exchange Date as shown in Annex B, subject to adjustment in accordance with the Modified Following Business Day Convention.

Party A Interim Exchange Amount:	The “USD Amortization Amount” as specified in Annex B, and as adjusted from time to time pursuant to Paragraph 1(B) of this Confirmation.

Party B Interim Exchange Amount:	The “BRL Amortization Amount” as specified in Annex B, and as adjusted from time to time pursuant to Paragraph 1(B) of this Confirmation.

Final Exchange:

Final Exchange Date:	The Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Party A Final Exchange	The “USD Notional Amount” as specified in Annex A, and as adjusted from time to time

Amount:	pursuant to Paragraph 1(B) of this Confirmation.

Party B Final Exchange Amount:	The “BRL Notional Amount” as specified in Annex A, and as adjusted from time to time pursuant to Paragraph 1(B) of this Confirmation.

Part II. Settlement Provisions:

Settlement:	Non-deliverable, with the effect that any Reference Currency amounts payable hereunder on a Settlement Date shall be converted into Settlement Currency amounts by reference to the Settlement Rate Option on the applicable Valuation Date. All payments (including exchanges) hereunder shall be made in the Settlement Currency.

Settlement Rate Option:	BRL PTAX (BRL09).

Reference Currency:	BRL.

Settlement Currency:	USD.

Valuation Date:	Two business days prior to each Settlement Date (“Scheduled Valuation Date”), subject to adjustment in accordance with the Preceding Business Day Convention, or in the event of an Unscheduled Holiday, subject to adjustment in accordance with the Following Business Day Convention.

Settlement Date:	Each Fixed Rate Payer Payment Date and/or Exchange Date, subject to adjustment if the Scheduled Valuation Date is adjusted in accordance with the Following Business Day Convention or if Valuation Postponement applies, and in each such case, the Settlement Date shall be as soon as practicable, but in no event later than two Business Days after the date on which the Spot Rate is determined.

DISRUPTION EVENTS:

Price Source Disruption:	Applicable.

Price Materiality:	Applicable.

Primary Rate:	BRL 09.

Secondary Rate:	EMTA BRL Industry Survey Rate (BRL 12), or EMTA BRL Indicative Survey Rate (BRL 13), as the case may be.

Price Materiality Percentage:	3%, provided however, that if there are insufficient responses on the Valuation Date to the EMTA BRL Industry Survey or the EMTA BRL Indicative Survey, as the case may be, the Price Materiality Percentage will also be deemed to have been met.

DISRUPTION FALLBACKS:

1. First Fallback Reference Price:	EMTA BRL Industry Survey Rate (BRL 12).

2. Valuation Postponement

3. Second Fallback Reference Price:	MTA BRL Indicative Survey Rate (BRL 13).

4. Calculation Agent Determination of Settlement Rate

Part III. Other Terms:

Unscheduled Holiday	“Unscheduled Holiday” means that a day is not a Business Day and the market was not aware of such fact (by means of a public announcement or by reference to other publicly available information) until a time later than 9:00 a.m. local time in the Principal Financial Center(s) of the Reference Currency two Business Days prior to the Scheduled Valuation Date.

“Deferral Period” for Unscheduled Holiday	In the event the Scheduled Valuation Date becomes subject to the Following Business Day Convention, and if the Valuation Date has not occurred on or before the 30th consecutive day after the Scheduled Valuation Date (any such period being a “Deferral Period”), then the next day after the Deferral Period that would have been a Business Day but for the Unscheduled Holiday, shall be deemed to be the Valuation Date,

Valuation Postponement for Price Source Disruption:	“Valuation Postponement” means, for purposes of obtaining a Settlement Rate, that the Spot Rate will be determined on the Business Day first succeeding the day on which the Price Source Disruption ceases to exist, unless the Price Source Disruption continues to exist (measured from the date that, but for the occurrence of the Price Source Disruption, would have been the Valuation Date) for a consecutive number of calendar days equal to the Maximum Days of Postponement. In such event, the Spot Rate will be determined on the next Business Day after the Maximum Days of Postponement in accordance with the next applicable Disruption Fallback.

Cumulative Events:	Notwithstanding anything herein to the contrary, in no event shall the total number of consecutive calendar days during which either (i) valuation is deferred due to an Unscheduled Holiday, or (ii) a Valuation Postponement shall occur (or any combination of (i) and (ii)), exceed 30 consecutive calendar days in the aggregate. Accordingly, (x) if, upon the lapse of any such 30 day period, an Unscheduled Holiday shall have occurred or be continuing on the day following such period, then such day shall be deemed to be a Valuation Date, and (y) if, upon the lapse of any such 30 day period, a Price Source Disruption shall have occurred or be continuing on the day following such period, then Valuation Postponement shall not apply and the Spot Rate shall be determined in accordance with the next Disruption Fallback.

Maximum Days of Postponement:	Thirty (30) calendar days.

Relevant Cities for Business Day for Valuation Date:	Sao Paulo, New York and London.

Relevant Cities for Business Day for
Settlement Date:	Sao Paulo, New York and London.

Calculation Agent:	Party A.

B. Partial Early Termination

(a)	Unless (i) an Event of Default under the Agreement as amended by this Confirmation has occurred in respect of Party B or (ii) Party A has designated an Early Termination Date, Party B may, at its option, terminate a portion (a “Partially Terminated Transaction”) of the Transaction (each, a “Partial Early Termination”) by written notice to Party A.

(b)	After giving effect to any Partial Early Termination, the Calculation Agent shall reduce all subsequent amortizations of the Notional Amounts shown in Annex A on a pro rata basis (based upon the then remaining Notional Amounts) and shall also reduce the Amortization Amounts shown in Annex B consistently with that reduction of the Notional Amounts, to reflect such reduction in the Notional Amounts, and shall distribute a new Annex A and a new Annex B as so revised to Party A and Party B.

(c)

For purposes of the Agreement and the Transaction to which this Confirmation relates, the effect of a Partial Early Termination shall be as follows: the Transaction shall be deemed and treated for all purposes to have been divided into two separate Transactions, as if the parties, instead of initially entering into the Transaction, had instead entered into two separate Transactions; the terms of each of such two deemed Transactions shall be identical to the Transaction, except for the Notional Amounts and the Amortization Amounts thereof, and such two deemed Transactions shall have new Notional Amounts, which, when taken together, shall result in the same Notional Amounts as the Notional Amounts of the Transaction immediately prior to the Partial Early Termination, and new Amortization Amounts, which, when taken together, shall result in the same Amortization Amounts as the Amortization Amounts of the Transaction immediately prior to the Partial Early

Termination; and one of which deemed Transactions (the “Terminated Portion”) shall have the Notional Amounts and the Amortization Amounts corresponding to the reduction designated for such Partially Terminated Transaction in the notice of Partial Early Termination issued by Party B pursuant to Paragraph 1(B)(a). The Terminated Portion shall be deemed to have terminated on the Local Business Day specified by Party B which date so designated by Party B shall not be a day earlier than the day such notice is effective (such date being referred to herein as the “Partial Early Termination Date”), with the same effect as though a Termination Event had occurred hereunder with the Affected Party being Party B for purposes of determining payments upon early termination, with the Early Termination Date being the Partial Early Termination Date, and with such Terminated Portion being treated for this purpose only as an Affected Transaction. The obligations of each party to make payments pursuant to the Agreement to the other party with respect to the Terminated Portions that would, but for such Partial Early Termination Date, occur after such Partial Early Termination Date, will terminate after the Partial Early Termination Date. Partial Early Termination shall not, however, constitute a Termination Event under the Agreement with respect to the non-terminated portion of Partially Terminated Transactions, and the occurrence of a Partial Early Termination shall have no effect on the non-terminated portions of Partially Terminated Transactions or on Transactions other than Partially Terminated Transactions, all of which shall continue in full force and effect without regard to any such Partial Early Termination.

C. Documents to be delivered:

Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the corporate authority, specimen signature and incumbency of each person who is executing the Confirmation on the party’s behalf, unless such evidence has previously been supplied and remains true and in effect.

D. Office and Address for notices in connection with the Transaction:

a)	Party A:	BANCO SANTANDER, S.A. Parque Empresarial la Finca Edificio 10, planta baja
Pozuelo de Alarcon 28223 Madrid
		Email:	Incomingdocgroup@gruposantander.com
		Fax:	011-34-91-257-0466

b)	Party B:	ARCOS DORADOS BV Arcos Dorados Argentina S.A. Roque Saenz Peña 432
Olivos - Buenos Aires Argentina - B1636FFB
		Tel:	011-54-11-4711-2000
		Fax:	011-54-11-4711-2236
		Attn:	Miguel Sanchez de Bustamante; Diego Pace; Julieta Nalband

E. Payment Instructions for Party A:

Bank Name:	CITIBANK, NEW YORK Swift (CITIUS33) F/O Banco Santander S.A., Madrid (BSCHESMM) A/C No. 10 936 195

F. Payment Instructions for Party B:

Bank Name:	JPMorgan Private Bank
Bank Address:	345 Park Avenue, 5th Floor
New York, NY 10154-1002
ABA No.:	021-000-021
For Credit to Account #:	739577034
Beneficiary:	Arcos Dorados B.V.

2.	Amendments to the Agreement Applicable to the Transaction:

For purposes of the Transaction to which this Confirmation relates, the following modifications to the Schedule shall apply:

(a)	The “Credit Support Default” provisions of Section 5(a)(iii) are hereby amended by inserting, in the fifth line of clause (2) thereof, immediately before the word “prior”, the words “or upon the Security Documents ceasing to be in full force and effect, or ceasing to give the Collateral Agent, for the benefit of Party A and the other Secured Creditors (as defined in each of the Security Documents), liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and lien on, all of the Collateral (except to the extent any part thereof is released from such lien in accordance with the provisions of the Security Documents), in favor of the Collateral Agent, superior to and prior to the rights of all third persons and subject to no other liens other than Permitted Liens (as defined in the U.S. Security Documents), in each case”.

(b)	Threshold Amount. “Threshold Amount” for the purposes of the “Cross Default” provision of Section 5(a)(vi) shall be, in respect of Party B, USD 10,000,000.

(c)	Additional Event of Default. It will be an Event of Default in respect of Party B under the Agreement if an “Event of Default” occurs under any of the Security Documents.

(d)	Additional Documents to be Delivered. For purposes of Section 4(a)(ii) of the Agreement, Party B agrees to deliver to Party A all financial information, if any, as Party B delivers or is required to deliver pursuant to the Subsidiary Guaranty and the Security Documents.

(e)	Additional Termination Event will apply. The following will constitute an Additional Termination Event:

If the Transaction in whole or in part shall at any time cease to constitute a bona fide hedge of Specified Indebtedness of Party B denominated in USD or shall otherwise be maintained for speculative purposes.

For purposes of the Additional Termination Event above, Party B will be the sole Affected Party.

(f)	“Credit Support Document” means with respect to Party A: Not Applicable.

“Credit Support Document” means with respect to Party B: The Security Documents and the Subsidiary Guaranty.

(g)	“Credit Support Provider” means with respect to Party A: Not Applicable.

“Credit Support Provider” means with respect to Party B: The Guarantors (as defined in the Subsidiary Guaranty).

(h)

Collateral Security. Party B acknowledges and agrees that all of its obligations under this Confirmation (and the Agreement in respect of the Transaction to which this Confirmation relates) (whether present, future, contingent or otherwise), shall be guarantied under the Subsidiary Guaranty and shall be secured by, and have the benefit of, any security from time to time granted by Party B to Party A or any of the other Secured Creditors (as defined in any of the Security Documents) with respect to the Obligations (as defined in the Security Documents) or to any agent acting on behalf of Party A or any of the other Secured Creditors (whether before or after the date hereof). Party B undertakes to and agrees with Party A to enter into, execute and deliver all such additional agreements, documents, instruments and other assurances and to do such acts and things as Party A may reasonably require in order to give effect to the foregoing.

(i)

Transfer. Notwithstanding anything to the contrary in Section 7 of the Agreement, Party A may, with the consent of Party B (which consent shall not be unreasonably withheld or delayed, provided that (x) if Party B does not respond within 2 Business Days after notice of any such proposed transfer or assignment from Party A, such consent shall be deemed to have been given and (y) so long as either an Event of Default with respect to which Party B is the Defaulting Party or a Termination Event with respect to which Party B is an Affected Party has occurred and is continuing at the time of the transfer or assignment or if the transferee or assignee is an Affiliate of Party A or in the circumstances described in Sections 7(a) and 7(b) of the Agreement, Party B shall be deemed to have given its consent and no actual specific written consent shall be required), transfer or assign the Transaction to which this Confirmation relates and the rights and obligations of Party A under the Agreement and the Credit Support Documents to the extent they relate to the Transaction to which this Confirmation relates to one or more assignees (each, a “Transferee”); provided that, in the event of an assignment or transfer by Party A without the express consent of Party B (other than an assignment or transfer of the type described in Section 7(a) or 7(b) of the Agreement, in which case the following provisions shall not apply, but without prejudice to any other right or remedy under the Agreement): (i) Party B will not, as a result of such transfer, be required to pay to the Transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) under the Transferee Agreement (as defined below) greater than the amount in respect of which Party B would have been required to pay to Party A in the absence of such transfer; (ii) Party B will not receive any payment under the Transferee Agreement from which an amount is required to be, as a result of such transfer, withheld or deducted on account of a Tax with respect to which no additional amount is required to be paid by the Transferee under Section 2(d)(i)(4) of the Transferee Agreement (other than by reason of Section 2(d)(i)(4)(A) or (B) thereof); (iii) at the time of the assignment, if Party B and the Transferee have not entered into a master agreement in the form of the Agreement, this Confirmation shall evidence a complete binding agreement between them as to the terms of the Transaction to which this Confirmation relates, and Party B and the Transferee shall use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), with such modifications as they shall in good faith agree (the “Transferee Agreement”); upon the execution and delivery of the Transferee Agreement, this Confirmation will supplement, form a part of, and be subject to that agreement; until the execution and delivery of the Transferee Agreement, this Confirmation, together with all other documents referring to the ISDA Form confirming transactions entered into between Party B and the Transferee, shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if they had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and USD as the Termination Currency) on the date in which the assignment is effective between Party B and the Transferee; in the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction; (iv) neither an Event of Default with respect to which Party A is the Defaulting Party nor a Termination Event with respect to which Party A is an Affected Party has occurred and is continuing at the time of the assignment, and neither an Event of Default nor a Termination Event shall occur as a result of the assignment; (v) it will not become, and there is not a substantial likelihood that it will become, unlawful for either party to perform any obligation under the Transferee Agreement as a result of such assignment; and (vi) Party A provides to Party B written notice of such assignment reasonably in advance of the assignment specifying the date of such assignment. Unless Party B is notified in writing to the contrary, from and after such date specified for an assignment that complies with the foregoing, Party B may treat the Transferee as Party A for all purposes.

(j)	Definitions.

Section 14 of the Agreement is hereby amended by inserting the following in alphabetical order:

“Amortization Amounts” means, as applicable, in respect of the Transaction to which this Confirmation relates, the amounts specified in Annex B as the applicable BRL Amortization Amount and USD Amortization Amount, in effect from time to time in this Confirmation.

“Collateral” means and includes (i) all “Collateral” as defined in the U.S. Security Documents and (ii) all property transferred in trust for the collateral benefit of the Collateral Agent and/or the other secured creditors named therein, or over which the Collateral Agent and/or the other secured creditors named therein have been granted a lien or other security interest (however denominated under applicable law), pursuant to the Foreign Pledge Agreements.

“Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent for the benefit of Party A and certain other secured creditors under the Subsidiary Guaranty and the Security Documents, and any successor thereto in such capacity.

“Foreign Pledge Agreements” means and includes , collectively, the agreements, contracts and instruments set forth on Annex C, and any additional documents or instruments executed and delivered in connection therewith or pursuant to the requirements of any of the foregoing, in each case as modified, supplemented or amended from time to time.

“Notional Amounts” means, as applicable, in respect of the Transaction to which this Confirmation relates, the amounts specified in Annex A as the applicable BRL Notional Amount and USD Notional Amount, in effect from time to time in this Confirmation.

“Security Documents” means and includes each of the U.S. Security Documents and the Foreign Pledge Agreements.

“Subsidiary Guaranty” means the Second Amended and Restated Subsidiary Guaranty, dated as of October 12, 2010, made by certain subsidiaries of Party B in favor of the Collateral Agent, as modified, supplemented or amended from time to time.

“U.S. Security Documents” means and includes each of (i) the Second Amended and Restated Security Agreement, dated as of October 12, 2010, among Party B, certain subsidiaries of Party B and the Collateral Agent, (ii) the. Second Amended and Restated U.S. Stock Pledge Agreement, dated as of October 12, 2010, among Party B, certain subsidiaries of Party B and the Collateral Agent, (iii) the Second Amended and Restated U.S. Intercompany Note Pledge Agreement, dated as of October 12, 2010, among Party B, certain subsidiaries of Party B and the Collateral Agent and (iv) any additional documents or instruments executed and delivered in connection with or pursuant to the requirements of any of the foregoing, in each case as modified, supplemented or amended from time to time.

(k)	Additional Representations.

For purposes of Section 3 of the Agreement, the following shall constitute Additional Representations:

(A) Bona Fide Hedging Transactions. Party B represents that this Agreement and each Transaction hereunder is a hedging transaction entered into in the ordinary course of business and not entered into for the purposes of speculation.

(B) No Fiduciary Relationship. Each party has entered into the Transaction solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to the Transaction. In addition, neither party has held itself out as advertising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into the Transaction, any subsequent actions relating to the Transaction or any other matters relating to the Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advise given, or views expressed, by it or any of such persons to the other party relating to the Transaction, whether or not such advice is given or such views are expressed at the request of the other party.

(l)

Party A agrees that for so long as the capital reduction (which generated receivables denominated in BRL owing from such Brazilian subsidiaries to Party B) among Party B and certain of its subsidiaries in Brazil perfected on December 30, 2008 (in the form heretofore provided by Party B to Party A, as the same may be modified from time to time, provided that no such modification shall, without the consent of Party A, (x) reduce the principal amount thereof to an amount less than the sum of (i) the then current BRL Notional Amount of the Transaction, (ii) the sum of the then current notional amounts in BRL under the transactions documented under the Amended and Restated Confirmation dated as of October 12, 2010 (relating to the transaction closed on December 17, 2008) and the Amended and Restated Confirmation dated as of October 12, 2010 (relating to the transaction closed on March 5, 2009), in each ease supplementing the Agreement and (iii) the then current notional amounts in BRL under the transaction documented under the Confirmation, dated as of December 31,

2008 (relating to the transaction closed on December 17, 2008), supplementing the ISDA 2002 Master Agreement, dated as of December 12, 2008, as modified by the Schedule, dated as of December 12, 2008, between The Bank of Nova Scotia and Party B or (y) change the currency thereof from Brazilian Reais) remains in effect, the Agreement and each Transaction thereunder shall constitute a bona fide hedging transaction of Specified Indebtedness of Party B denominated in US Dollars entered into in the ordinary course of Party B’s business and not entered into or maintained for the purposes of speculation.

Please confirm that the foregoing correctly sets for the terms of our agreement with respect to the Transaction by signing in the space provided below and sending a copy of the executed confirmation to Banco Santander, S.A.

[SIGNATURES ON FOLLOWING PAGE]

Yours sincerely,

Banco Santander, S.A.

By:	/s/ Miguel Angel Martínez Villegas
	Name:	Miguel Angel Martínez Villegas
	Title:	Banco Santander, S.A. Authorized signature Firma autorizada

By:	/s/ Fernando Fernández Fernández
	Name:	Fernando Fernández Fernández
	Title:	Banco Santander, S.A. Authorized signature Firma autorizada

Accepted and agreed as of the date first above written:

ARCOS DORADOS B.V.

By:
Name:
Title:

Yours sincerely,

Banco Santander, S.A.

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed as of the date first above written:

ARCOS DORADOS B.V.

By:	/s/ Diego Pace
Name:
Title:

ANNEX A

Reset Dates	Period End Dates	USD Notional Amount	BRL Notional Amount
November 10, 2008	May 10, 2009	50,000,000	109,950,000
May 10, 2009	August 10, 2009	50,000,000	109,950,000
August 10, 2009	November 10, 2009	50,000,000	109,950,000
November 10, 2009	February 10, 2010	50,000,000	109,950,000
February 10, 2010	May 10, 2010	50,000,000	109,950,000
May 10, 2010	August 10, 2010	50,000,000	109,950,000
August 10, 2010	November 10, 2010	50,000,000	109,950,000
November 10, 2010	February 10, 2011	45,000,000	98,955,000
February 10, 2011	May 10, 2011	45,000,000	98,955,000
May 10, 2011	August 10, 2011	40,000,000	87,960,000
August 10, 2011	November 10, 2011	40,000,000	87,960,000
November 10, 2011	February 10, 2012	35,000,000	76,965,000
February 10, 2012	May 10, 2012	35,000,000	76,965,000
May 10, 2012	August 10, 2012	30,000,000	65,970,000
August 10, 2012	November 10, 2012	30,000,000	65,970,000
November 10, 2012	February 10, 2013	25,000,000	54,975,000
February 10, 2013	May 10, 2013	25,000,000	54,975,000
May 10, 2013	August 10, 2013	12,500,000	27,487,500
August 10, 2013	November 10, 2013	12,500,000	27,487,500

ANNEX B

Exchange Date	USD Amortization Amount	BRL Amortization Amount
May 10, 2009	0	0
August 10, 2009	0	0
November 10, 2009	0	0
February 10, 2010	0	0
May 10, 2010	0	0
August 10, 2010	0	0
November 10, 2010	5,000,000	10,995,000
February 10, 2011	0	0
May 10, 2011	5,000,000	10,995,000
August 10, 2011	0	0
November 10, 2011	5,000,000	10,995,000
February 10, 2012	0	0
May 10, 2012	5,000,000	10,995,000
August 10, 2012	0	0
November 10, 2012	5,000,000	10,995,000
February 10, 2013	0	0
May 10, 2013	12,500,000	27,487,500
August 10, 2013	0	0

ANNEX C

1.	Argentine Pledge Agreements

a)	Contrato de Prenda de Acciones y Cesión Fiduciaria Con Fines de Garantía, among Arcos Dorados Argentina S.A., LatAm and Woods White Staton Welten dated August 3, 2007, as amended from time to time.

2.	Brazilian Pledge Agreements

a)	First Lien Brazilian Quota Pledge Agreement, dated August 3, 2007, among the Collateral Agent, as pledgee, the Company, LatAm, ADCDC, Arcos Dourados Comercio de Alimentos Ltda. and Arras Comercio de Alimentos Ltda.

b)	First Amendment to First Lien Brazilian Quota Pledge Agreement, dated November 10, 2008, among the Collateral Agent, as pledgee, the Company, LatAm, ADCDC, Arcos Dourados Comercio de Alimentos Ltda. and Arras Comercio de Alimentos Ltda.

c)	Second Amendment to the First Lien Brazilian Quota Pledge Agreement, dated December 28, 2008, among the Collateral Agent, as pledgee, the Company, LatAm, ADCDC, Arcos Dourados Comercio de Alimentos Ltda. and Arras Comercio de Alimentos Ltda.

d)	Third Amendment to the First Lien Brazilian Quota Pledge Agreement, dated April 17, 2009, among the Collateral Agent, as pledgee, the Company, LatAm, ADCDC and Arcos Dourados Participações.

e)	Fourth Amendment to the First Lien Brazilian Quota Pledge Agreement, dated December 23, 2009, among the Collateral Agent, as pledgee, the Company, LatAm, ADCDC and Arcos Dourados Participações Ltda.

f)	Additional First Lien Brazilian Quota Pledge Agreement, dated December 29, 2008, among the Collateral Agent, as pledgee, the Company, LatAm, ADCDC, Arcos Dourados Participações, Arcos Dourados Comercio de Alimentos Ltda. and Arras.

g)	First Amendment to the Additional First Lien Brazilian Quota Pledge Agreement, dated April 17, 2009, among the Collateral Agent, as pledgee, the Company, LatAm, ADCDC, Arcos Dourados Participações, Arcos Dourados Comercio de Alimentos Ltda. and Arras Comercio de Alimentos Ltda.

h)	Second Amendment to the Additional First Lien Brazilian Quota Pledge Agreement, dated December 23, 2009, among the Collateral Agent, as pledgee, the Company, LatAm, ADCDC, Arcos Dourados Participações, Arcos Dourados Comercio de Alimentos Ltda. and Arras Comercio de Alimentos Ltda.

3.	Colombian Pledge Agreements

a)	Foreign Pledge Agreement, dated August 3, 2007, constituting, in favor of the Lenders, a pledge over the equity interests in Arcos Dorados Colombia S.A., as amended from time to time.

4.	Ecuadorian Pledge Agreement

a)	Amended and Restated First Lien Ecuadorian Stock Pledge Agreement, dated November 10, 2008, as amended from time to time.

5.	Mexican Trust Agreement

a)	Contrato de Fideicomiso Irrevocable, Traslativo de Dominio, de Garantia y Administración, No. 15468-5, dated August 3, 2007, among LatAm, McDonald’s, the Collateral Agent and Mexican Trustee, as amended from time to time.

b)	Contrato de Fideicomiso Irrevocable, Traslativo de Dominio, de Garantia y Administración, No. 15469-3, dated August 3, 2007, among ADCDC, McDonald’s, the Collateral Agent and Mexican Trustee, as amended from time to time.

6.	Puerto Rican Pledge Ratification

a)	Amended and Restated Ratification to U.S. Stock Pledge Agreement, dated October 22, 2008, between LatAm and the Collateral Agent, as amended from time to time.

7.	Venezuelan Pledge Agreements

a)	Acknowledgement to the Venezuelan Share Pledge Agreement, dated as of October 22, 2008, among the Collateral Agent, LatAm, Administrative Development Company and Management Operations Company, as amended from time to time.